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EXHIBIT 99.1


FOR IMMEDIATE RELEASE                    CONTACT:  Timothy W. Henry
                                                   Phone:  (704) 344-8150
                                                   E-mail: Thenry@fairpoint.com





                         FAIRPOINT COMMUNICATIONS, INC.
                    COMPLETES CONSOLIDATION WITHIN FAIRPOINT
                         COMMUNICATIONS SOLUTIONS CORP.
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            CHARLOTTE, N.C. (January 5, 2001) - FairPoint Communications, Inc.
(FairPoint) announced today that its subsidiary, FairPoint Communications Solutions Corp. (Solutions), a facilities-based competitive local exchange carrier, has completed its plans for the consolidation of its operations and the scaling back of its expansion plans.

            "Solutions has revised its strategic direction from a rapid growth mode to an increased focus in established edge-out markets that are near FairPoint's traditional telephone companies," commented Jack Thomas, CEO and Chairman of the Board of FairPoint. "We believe we can achieve profitability more quickly by intensifying our efforts in our existing facilities-based markets and enhancing our service offerings. This will also significantly reduce the capital required to fund our business plan. This redirection of resources will allow us to better achieve our desired business and investment return objectives," said Thomas.

            Today's announcement completes Solutions' implementation of its consolidation plan that was initiated in December 2000. The company today eliminated certain employee positions at Solutions' operations center in Albany, N.Y. and its corporate office in Charlotte, N.C. In addition, Solutions is closing eight district sales offices and reducing staff at its remaining 15 district sales offices. Approximately 360 employees are affected by the consolidation announced today. These actions follow the December 18, 2000 announced closing of operations in the Southeast and Southwest which affected approximately 365 employees.

            In connection with the December 18, 2000 consolidation, Solutions will report a restructuring charge in its fourth quarter. In connection with its January 2001 consolidation, Solutions will report an additional restructuring charge in its first quarter results. Solutions estimates the total restructuring cost will be approximately $40 million.


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            "These changes are the result of an exhaustive planning process and will help position the company for future success. Focusing on our edge-out markets reduces the required capital investment and enhances the cash flow of our combined companies," commented Thomas. "The refocus of our strategic direction to those markets where we are facilities-based will allow Solutions to continue to add new customers, increase revenues and achieve profitability more quickly. In those markets where we have closed district sales offices we will continue to serve our customers from the Albany Operations Center with the same quality service they have historically received," said Thomas. "We are grateful to those employees who have made a significant contribution and regret that the current market conditions have caused us to scale back our growth plans. We believe these steps are the most prudent response to the recent changes in the financial markets," concluded Thomas.

            The consolidation completed by Solutions will not impact FairPoint's traditional telephone companies' operations or financial position.

            FairPoint Communications Solutions Corp. is a subsidiary of FairPoint Communications, Inc., an integrated communications provider offering bundled services, such as local, long distance and enhanced services, as well as Internet, data and other related communications services to customers in rural communities. FairPoint was founded in 1993 to take advantage of consolidation opportunities in the highly fragmented rural market of the telecommunications industry, and currently serves more than 236,000 rural access lines.

            Solutions was established in 1998 as a competitive communications business to serve business customers primarily in small urban markets adjacent to FairPoint's existing rural telephone properties. Solutions was created to complement FairPoint's traditional telephone company business by taking advantage of the telecommunications industry deregulation by competing with incumbent carriers in Solutions' target markets situated near its traditional telephone companies located throughout the United States. Today, Solutions serves more than 117,000 access lines.

            The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc., filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.